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                                                                      Exhibit 21


                        Subsidiaries of the Registrant

     Listed below are the major subsidiaries of the Company, including equity investees, each of which is in the consolidated financial statements of the Company and its Subsidiaries, and the percentage of ownership by the Company (or if indented, by the subsidiary under which it is listed). Subsidiaries omitted from the list would not, if aggregated, constitute a significant subsidiary:

                                                                Jurisdiction of          Securities
Name of Subsidiary                                               Incorporation           Ownership
------------------                                               -------------           ---------
Garden State Paper Company, Inc.                                  Virginia                   100%
Media General Communications, Inc.                                Delaware                   100%
     MG Broadcasting of Birmingham, Inc.                          Alabama                    100%
     Media General Broadcasting of Montgomery, Inc.               Alabama                    100%
     Media General Broadcasting of South Carolina, Inc.           South Carolina             100%
     Media General Operations, Inc.                               Delaware                   100%
         Professional Communications, Inc.                        Florida                    100%
         The Tribune Company Holdings, Inc.                       Delaware                   100%
Media General Financial Services, Inc.                            Virginia                   100%
NES II, Inc.                                                      Virginia                   100%
Virginia Paper Manufacturing Corp.                                Virginia                   100%
     SP Newsprint Company (Partnership)                           Georgia                  33.33%
Denver Post Corporation                                           Delaware                    20%
AdOne, L.L.P.                                                     New York                     7%